Exhibit 1.1

PNM Resources, Inc.

5,375,000 Shares1

Common Stock

(No par value)

Underwriting Agreement

New York, New York

January 7, 2020

Citibank, N.A.

388 Greenwich Street, 6th Floor

New York, New York 10013

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Acting in their capacities as

Forward Purchasers, solely as

Recipients and/or beneficiaries

Of certain representations,

Warranties, covenants and indemnities

Set forth in this Agreement

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

BofA Securities, Inc.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Acting in their capacities as

Forward Sellers

Citigroup Global Markets Inc.

BofA Securities, Inc.

As Representatives of the several Underwriters

Named in Schedule II Hereto

1 Plus an option to purchase from the Company, up to 806,250 additional Shares.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

PNM Resources, Inc., a New Mexico corporation (the “Company”) and each of Citigroup Global Markets Inc. (“Citigroup”) and BofA Securities, Inc. (“BofA Securities”), each in its capacity as agent for the applicable Forward Purchaser (as defined below) (each, in such capacity, a “Forward Seller” and, collectively, the “Forward Sellers”), at the request of the Company in connection with the Forward Sale Agreements (as defined below), confirm their respective agreements with the underwriters named on Schedule II hereto (the “Underwriters”), for whom each of you (each, in such capacity, a “Representative” and, collectively, the “Representatives”) are acting as representatives, and each Forward Purchaser, with respect to (i) subject to Section 15 hereof, the sale by each of Citigroup and BofA Securities, and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of common stock, no par value, of the Company (the “Common Stock”) set forth opposite their respective names under the headings “Number of Borrowed Firm Shares to be Purchased from Citigroup” and “Number of Borrowed Firm Shares to be Purchased from BofA Securities”, respectively, on Schedule II hereto (the “Borrowed Firm Shares”) and (ii) the grant by each of the Forward Sellers or the Company, as applicable, to the Underwriters, acting severally and not jointly, of the option (the “Option”) described in Section 2 hereof to purchase from time to time all or any part of an additional 806,250 shares of Common Stock (the “Option Shares”) (in the case of clauses (i) and (ii) above, subject to certain conditions set forth herein). Any shares of Common Stock sold to the Underwriters by the Forward Sellers pursuant to Section 2(a)(iii) hereof upon exercise of the Option are referred to herein as the “Borrowed Option Shares” and any shares of Common Stock sold to the Underwriters by the Company pursuant to Section 2(a)(iv) hereof upon exercise of the Option are referred to as the “Company Option Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 15 hereof) are referred to herein collectively as the “Firm Shares.” The Company Top-Up Firm Shares, the Company Option Shares and the Company Top-Up Option Shares are referred to herein collectively as the “Company Shares.” The Borrowed Firm Shares and the Borrowed Option Shares are referred to herein collectively as the “Borrowed Shares.” The Borrowed Shares and the Company Shares are referred to herein collectively as the “Shares.” To the extent there are no additional Representatives other than you, the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

As used herein, the term “Forward Sale Agreements” refers to the letter agreements dated the date hereof between the Company and each of Citibank, N.A. and Bank of America, N.A., each in its capacity as a forward purchaser (each, in such capacity, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), relating to the forward sale by the Company to each Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in each Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by its affiliated Forward Seller pursuant to this Underwriting Agreement (this “Agreement”).

1. Representations and Warranties.

A. The Company represents and warrants to, and agrees with, each of the Underwriters, each Forward Seller and each Forward Purchaser as set forth below:

(a) Filing of Registration Statement and Preliminary Prospectus; No Stop Order: (i) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 (File No. 333-223336) relating to certain securities to be issued from time to time by the Company has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) the Registration Statement (as defined below) has been filed with the Commission under the Securities Act; and (iii) the Registration Statement is effective under the Securities Act. Copies of such Registration Statement and any amendment thereto have been delivered by the Company to each of the Representatives, the Forward Sellers and the Forward Purchasers. As used in this Agreement:

“Applicable Time” means 7:00 p.m. (New York City time) on January 7, 2020;

“Closing Date” shall have the meaning set forth in Section 3;

“Effective Date” means any date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

“Government Official” means (i) any official, officer, employee, or representative of, or any person acting an official capacity for or on behalf of, any Governmental Authority; (ii) any political party or party official or candidate for political office; or (iii) any official, officer, director, shareholder, employee, representative of, or person acting for or on behalf of, any state-owned or state-controlled enterprise.

“Governmental Authority” means any domestic or foreign instrumentality, subdivision, court, administrative agency, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

“Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares;

“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer-Free Writing Prospectus under Rule 433 of the Rules and Regulations; and the pricing terms of the offering of the Shares set forth in Schedule III hereto;

“Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

“Registration Statement” means, collectively, the various parts of such Registration Statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such Registration Statement; and

“Sanctioned Person” means an individual or entity that is, or is owned or controlled by any individuals or entities that are, (a) the subject or target of any economic sanctions administered or enforced by the United States government (including, without limitation, those administered by OFAC) or any other applicable sanctions authority; or (b) included on any list of persons subject to sanctions maintained by OFAC, including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K, or amendment thereto on Form 10-K/A, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b) Well-Known Seasoned Issuer; Automatic Shelf Registration Statement: The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Closing Date. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) Conformity to Description of Registration Statement, Preliminary Prospectus, Prospectus: The Registration Statement conformed and will conform in all material respects on the Effective Date and on the relevant Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the relevant Closing Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) Registration Statement: The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter, the Forward Sellers or the Forward Purchasers specifically for inclusion therein, which information is specified in Section 8(b) or in a separate letter addressing such information.

(e) Prospectus: The Prospectus will not, as of its date and on the relevant Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b) or in a separate letter addressing such information.

(f) Incorporated Documents: The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty is given on the basis that any statement contained in a document incorporated by reference therein shall be deemed not to be contained therein if the statement has been modified or superseded by any statement in a subsequently filed document incorporated by reference therein or in any amendment or supplement thereto.

(g) Pricing Disclosure Package: The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b) or in a separate letter addressing such information.

(h) Issuer Free Writing Prospectus: Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Conformity to Description, Use, and Retaining of Issuer Free Writing Prospectuses: Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company will, pursuant to reasonable procedures developed in good faith, retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) Due Incorporation and Qualification: Each of the Company and the Company’s significant subsidiaries (within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, the “Significant Subsidiaries”) has been duly incorporated or organized, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus. Each of the Company and each Significant Subsidiary is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, or the consummation of any of the transactions contemplated hereby (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule V attached hereto. None of the subsidiaries of the Company is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act), other than, Public Service Company of New Mexico, Texas-New Mexico Power Company and TNP Enterprises, Inc.

(k) Capitalization: The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Prospectus.

(l) Underwriting Agreement: The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) No Conflicts: The execution, delivery and performance of this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements, as applicable, by the Company, the issue, sale and delivery of the Shares pursuant to this Agreement and the issue, sale and delivery of any shares of Common Stock under the Forward Sale Agreements or any Additional Forward Sale Agreements, as applicable, the consummation of the transactions contemplated hereby or thereby, and the application of the proceeds as described in the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) No Consents Required: No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required to be obtained by the Company for the execution, delivery and performance of this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements, as applicable, the consummation of the transactions contemplated hereby or thereby, the application of the proceeds as described in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof), except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as such may be required under applicable state securities or blue sky laws in connection with the issuance (in the case of any Company Shares) and sale of the Shares pursuant to this Agreement or the issuance, sale and delivery of any shares of Common Stock under the Forward Sale Agreements or any Additional Forward Sale Agreements, as applicable.

(o) No Material Adverse Changes: Except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after that date hereof), neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, long-term debt, consolidated net current assets or stockholders’ equity of the Company and/or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Historical Financial Statements: The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations and cash flows for the periods specified therein. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

(q) Independent Public Accountants: KMPG LLP, which has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Rules and Regulations.

(r) Compliance: The Company and each of its Significant Subsidiaries (i) owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, (ii) is not in non-compliance with any term or condition of, nor has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business and (iii) has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization, which non-compliance, failure or proceedings, individually or in the aggregate (in the case of clauses (ii) and (iii) above), could reasonably be expected to have a Material Adverse Effect, except as set forth in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof).

(s) Investment Company Act: The Company is not, and as of the relevant Closing Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds, if any, upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements, as applicable, and in connection with (i) the issuance, sale and delivery of any Company Shares pursuant to Section 2(a)(iv) or Section 15 hereof and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements, in each case, as described in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t) Litigation: Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements or the consummation of the transactions contemplated hereby or thereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u) No Labor Disturbance: No labor disturbance by or dispute with the employees of the Company exists or, to the best knowledge of the Company, is threatened or is imminent that could reasonably be expected to have a Material Adverse Effect.

(v) No Defaults: The Company is not in violation of its charter, bylaws or other organizational documents, nor, except as would not reasonably be likely to have a Material Adverse Effect, (i) is in default in the performance or observance of any term, material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property nor (iii) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(w) Sarbanes-Oxley: To the best of its knowledge, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(x) Environmental Matters: Except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof), each of the Company and each of its subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive, or comply with the terms and conditions of required permits, licenses or approvals, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof).

(y) Accounting Controls and Disclosure Controls: The Company and its subsidiaries maintain (x) systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) any interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto in all material respects; and (y) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act).

(z) Distribution of Offering Materials: The Company has not distributed and, prior to the later to occur of the relevant Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus to which the Representatives have consented (which consent being deemed to have been given with respect to any Issuer Free Writing Prospectus identified on Schedule III hereto).

(aa) Anti-Manipulation: The Company has not taken, directly or indirectly, any action intended or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in a manner which would violate the Securities Act or the Exchange Act.

(bb) Documents Described in or Filed as Exhibit to Registration Statement or Prospectus: There is no franchise, contract or other document of a character required under the Securities Act to be filed as an exhibit to the Registration Statement and described in the Registration Statement or Prospectus, which is not described or filed as required (and the Pricing Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(cc) Taxes: The Company and each of its Significant Subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and with respect to which adequate reserves are being maintained in conformity with generally accepted accounting principles or where the failure to file such returns or pay such taxes, assessments, fines or penalties (i) would not reasonably be expected to have a Material Adverse Effect or (ii) is set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd) Insurance: The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as the Company reasonably believes are (i) prudent and customary in the businesses in which they are engaged and (ii) adequate to protect the Company and its subsidiaries and their respective businesses; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ee) ERISA, Employee Matters: None of the following events has occurred or exists which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(ff) No Unlawful Payments: Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, authorized, or agreed to make any direct or indirect unlawful payment to any foreign or domestic Government Official from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law; or (iv) made, offered, authorized, or agreed to make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) Compliance with Money Laundering Laws: The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Compliance with OFAC: The Company and its subsidiaries are in compliance with all applicable sanctions laws and regulations (“Sanctions”), including those administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is a Sanctioned Person; or (ii) has engaged in, nor is knowingly engaging in, any dealings or transactions with (a) any person that at the time of the dealing or transaction is a Sanctioned Person or (b) any person located, organized, or resident in, or the governments of, a country or territory that is, or whose government is, the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds from the transactions contemplated by this Agreement to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in any Sanctions against, any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as an underwriter, advisor, investor or otherwise.

(ii) The Company Shares: The Company Shares (if any) have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued, sold and delivered and paid for as provided herein, will be duly authorized, validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock in the Pricing Disclosure Package and Prospectus. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares. The maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined below in Section 2), whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be) or otherwise (such maximum number of shares of Common Stock, the “Issuable Shares”), have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(jj) Forward Sale Agreements: The Forward Sale Agreements have been, and any Additional Forward Sale Agreements will be at the time of their execution and delivery by the Company, duly authorized, executed and delivered by the Company and will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Any certificate signed by any officer of the Company and delivered to the Representatives, the Forward Sellers and the Forward Purchasers, or counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby but only as of the date thereof, to each Underwriter, each Forward Seller and each Forward Purchaser.

B. Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters, as of the First Closing Date and any Option Closing Date (in the case of a sale of Shares pursuant to Section 2(a)(iii) hereof) as set forth below:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the relevant Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Shares or the Borrowed Option Shares, as the case may be, that such Forward Seller is required to sell, transfer and deliver hereunder to the extent it is required to do so.

(b) The Forward Sale Agreement to which it is party has been, and any Additional Forward Sale Agreement to which it is party will be, duly authorized, executed and delivered by its affiliated Forward Purchaser, and assuming due authorization, execution and delivery of either thereof, as the case may be, by the Company, will constitute a valid and binding agreement of such Forward Purchaser, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Such Forward Seller, at the relevant Closing Date, will have the free and unqualified right to transfer the Borrowed Firm Shares or Borrowed Option Shares, as the case may be, that it is required to deliver to the extent that it is required to transfer the Borrowed Firm Shares or Borrowed Option Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Firm Shares or Borrowed Option Shares and payment of the purchase price therefor, as herein contemplated, assuming the applicable Underwriter has no notice of any adverse claim, such Underwriter will have the free and unqualified right to transfer any such Borrowed Firm Shares or Borrowed Option Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

(i) each Forward Seller agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter shall purchase from each Forward Seller, severally and not jointly, at a purchase price of $47.21 per share (the “Purchase Price”), that number of Borrowed Firm Shares set forth on Schedule II opposite the name of such Underwriter and pertaining to the relevant Forward Seller;

(ii) the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Purchase Price, a number of Company Top-Up Firm Shares, if any, that bears the same proportion to the total number of Company Top-Up Firm Shares as the number of Borrowed Firm Shares set forth on Schedule II opposite the name of such Underwriter bears to the total number of Borrowed Firm Shares on such Schedule.

The Representatives shall have the right to exercise the Option to purchase pursuant to clause (iii) or clause (iv) below, as applicable, all or any portion of the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on such Option Shares (such reduced price, the “Option Purchase Price”). The Representatives may exercise the Option from time to time in whole or in part by giving written notice (each an “Option Notice”) to the Company and the Forward Sellers not later than thirty (30) calendar days after the date of this Agreement. Any such Option Notice shall specify the aggregate number of Option Shares to be purchased by the Underwriters and the date and time when such Option Shares are to be delivered and paid for (each an “Option Closing Date”), which may be the same date and time as the First Closing Date (as hereinafter defined) but shall not be earlier than the First Closing Date nor later than five (5) full Business Days (as defined below) after the date of such notice. If the Option Notice is provided subsequent to the First Closing Date, such Option Closing Date must be at least two (2) Business Days after the written notice is given. As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Following delivery of an Option Notice:

(iii) The Company may, in its sole discretion, within one (1) Business Day after such Option Notice is given, execute and deliver to each Forward Seller an additional forward sale agreement substantially in the form attached hereto as Exhibit B, between the Company and the applicable Forward Purchaser (each, an “Additional Forward Sale Agreement”), providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriters from such Forward Seller pursuant to such exercise of the Option. Upon the Company’s execution and delivery to a Forward Seller of any Additional Forward Sale Agreement, the relevant Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, (x) each of the Forward Sellers (with respect to any Borrowed Option

Shares), severally and not jointly, hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from such Forward Seller, severally and not jointly, the number of Option Shares as set forth in the relevant Option Notice at the Option Purchase Price (with each such Underwriter purchasing the number of Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option Shares as the number of Borrowed Firm Shares set forth on Schedule II opposite the name of such Underwriter pertaining to such Forward Seller bears to the total number of Borrowed Firm Shares on such Schedule) and (y) the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, the Company Top-Up Option Shares, if any (with each such Underwriter purchasing the number of Company Top-Up Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Company Top-Up Option Shares as the number of Borrowed Firm Shares set forth on Schedule II opposite the name of such Underwriter bears to the total number of Borrowed Firm Shares on such Schedule).

(iv) If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (iii) above, then on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, at the Option Purchase Price, the number of Option Shares as set forth in the relevant Option Notice (with each such Underwriter purchasing the number of Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option Shares as the number of Borrowed Firm Shares set forth on Schedule II opposite the name of such Underwriter bears to the total number of Borrowed Firm Shares on such Schedule).

(b) If with respect to the Borrowed Firm Shares underlying the Forward Sale Agreements (i) any of the conditions to effectiveness of the relevant Forward Sale Agreement set forth therein are not satisfied on or prior to the First Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the First Closing Date or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the First Closing Date (clauses (i) through (iii) of this Section 2(b), together, the “Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Firm Shares otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in each Forward Purchaser’s good faith and commercially reasonable judgment (A) its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Shares deliverable by such Forward Seller hereunder or (B) such Forward Seller would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the First Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee.

(c) If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(a)(iii) hereof, with respect to the related Borrowed Option Shares, if (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein are not satisfied on or prior to the relevant Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 2(c), together, the “Option Conditions”), then its affiliated Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Option Shares otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in such Forward Purchaser’s good faith and commercially reasonable judgment (A) its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Option Shares deliverable by such Forward Seller hereunder or (B) such Forward Seller or its affiliate would incur a Stock Loan Fee (as defined under such Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on such Option Closing Date the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow at or below such Stock Loan Fee.

(d) If (i) a Forward Seller elects pursuant to Section 2(b) hereof not to borrow and deliver for sale to the Underwriters on the First Closing Date the total number of Borrowed Firm Shares otherwise deliverable by such Forward Seller hereunder, or (ii) a Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(a)(iii) hereof and its affiliated Forward Seller elects pursuant to Section 2(c) hereof not to borrow and deliver for sale to the Underwriters on the relevant Option Closing Date the total number of Borrowed Option Shares otherwise deliverable by it hereunder in respect of such Option Closing Date, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first Business Day prior to the First Closing Date or such Option Closing Date, as the case may be.

3. Delivery and Payment. Delivery of and payment for the Firm Shares shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement among the Underwriters, the Forward Sellers and the Company or as provided in Sections 9 and 15 hereof (such date and time of delivery and payment for the Firm Shares being herein called the “First Closing Date”). Delivery of and payment for any Option Shares shall be made at the place, date and time specified by the Representatives in the Option Notice given by the Underwriters pursuant to Section 2(a) hereof, or such other time and date as the Representatives, the Forward Sellers and the Company may agree upon in writing (each such time and date for delivery of Option Shares, whether or not the First Closing Date, is herein called an “Option Closing Date”; and each of the First Closing Date and any Option Closing

Date is herein called a “Closing Date”). Delivery of the Shares shall be made to the account specified by the Representatives against payment by the Underwriters of the Purchase Price or Option Purchase Price, as the case may be, therefor to or upon the order of the Forward Sellers (or, in the case of delivery by the Company in accordance with Section 2(a)(iv) or Section 15 hereof, the Company) by wire transfer payable in same-day funds to the account(s) specified by the Forward Sellers (or, in the case of delivery by the Company in accordance with Section 2(a)(iv) or Section 15 hereof, the Company) to the Underwriters by causing The Depository Trust Company (“DTC”) to credit the Shares to the account of the Underwriters at DTC. The Shares will be registered in the name of Cede & Co., as nominee of DTC and will be made available for the Underwriters for checking by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the relevant Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

5. Agreements.

A. Agreements of the Company. The Company agrees with the several Underwriters, the Forward Purchasers and the Forward Sellers that:

(a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Registration Statement unless the Company has furnished you, the Forward Purchasers and the Forward Sellers a copy for your, the Forward Purchasers’ and the Forward Sellers’ review prior to filing and will not file any such proposed amendment or supplement to which you, the Forward Purchasers or the Forward Sellers reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers of such timely filing. The Company will promptly advise the Representatives, the Forward Purchasers and the Forward Sellers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Upon the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement, the Company will promptly use its best efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives, the Forward Purchasers and the Forward Sellers so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if for any other reason it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company will (i) notify the Representatives, the Forward Purchasers and the Forward Sellers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request. Following the First Closing Date and, for as long as a prospectus relating to the Shares is required to be delivered under the Securities Act, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company will promptly use its best efforts to obtain the withdrawal of such order. In the event of the Company’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company will promptly take such steps, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (and references herein to the Registration Statement shall include any such amendment or new registration statement).

(d) As soon as practicable, and in any event not later than 16 months after the date hereof, the Company will make generally available to its security holders and to the Representatives, the Forward Purchasers and the Forward Sellers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) The Company will furnish to the Representatives, the Forward Purchasers and the Forward Sellers and counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., BofA Securities, Inc., the Forward Sellers and the Forward Purchasers, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable for, shares Common Stock; or publicly announce an intention to effect any such transaction, until the date set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock and securities convertible or exchangeable into Common Stock pursuant to any equity incentive plan, employee stock option plan, stock ownership plan, direct stock purchase plan or dividend reinvestment plan of the Company in effect at the Applicable Time, the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Applicable Time, the Company may issue, sell or deliver any Company Shares pursuant to Section 2(a)(iv) or Section 15 hereof and the Company may issue, sell or deliver any shares of Common Stock pursuant to the Forward Sale Agreements or any Additional Forward Sale Agreements.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in a manner that would violate the Securities Act or the Exchange Act.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of any Company Shares and the Issuable Shares on the New York Stock Exchange; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount that is not greater than $7,500); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters, the Forward Sellers and the Forward Purchasers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; provided that, except as specifically provided in Section 7, Section 8 and this Section 5(A)(i), the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Shares made by the Underwriters.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, the Forward Sellers and the Forward Purchasers, and each Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Issuer Free Writing

Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives, the Forward Sellers, the Forward Purchasers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(k) The Company will use commercially reasonable efforts to effect and maintain the listing of the Company Shares and the Issuable Shares on the New York Stock Exchange.

B. Agreements of each Underwriter. Each Underwriter will notify the Company, the Forward Sellers and the Forward Purchasers when the sale of the Shares has been completed.

6. Conditions.

A. Conditions to the Obligations of the Underwriters and the Forward Sellers. The obligations of the Underwriters to purchase the Shares at each Closing Date, and the obligation of the Forward Sellers to deliver and sell the Borrowed Firm Shares on the First Closing Date or the Borrowed Option Shares on an Option Closing Date, as the case may be, to the Underwriters, as provided herein, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time, such Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened.

(b) The Company shall have requested and caused (i) Leonard D. Sanchez, Associate General Counsel of the Company and (ii) Troutman Sanders LLP, counsel for the Company, to have furnished to the Representatives, the Forward Sellers and the Forward Purchasers their respective opinions, dated such Closing Date and addressed to the Representatives, the Forward Sellers and the Forward Purchasers, substantially in the forms attached as Exhibit C hereto.

(c) The Representatives, the Forward Sellers and the Forward Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, the Forward Sellers and the Forward Purchasers such opinion or opinions, dated such Closing Date and addressed to the Representatives, the Forward Sellers and the Forward Purchasers with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives, the Forward Sellers and the Forward Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers a certificate of the Company, signed by its Executive Vice President, Chief Financial Officer and any Vice President, dated such Closing Date, stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on such Closing Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(e) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, the Forward Sellers and the Forward Purchasers at the Applicable Time and at such Closing Date, letters (which may refer to letters previously delivered to the Representatives, the Forward Sellers and the Forward Purchasers), dated respectively as of the Applicable Time and as of such Closing Date, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) Except as described in the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the date of the Pricing Disclosure Package, there shall not have been any change in the capital stock, long-term debt, consolidated net current assets or stockholders’ equity of the Company and/or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(g) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h) Any Company Shares to be delivered at such Closing Date and the Issuable Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i) At the Applicable Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each named executive officer and director of the Company and addressed to the Representatives.

(j) The Forward Sale Agreements shall be in full force and effect at the First Closing Date and any Additional Forward Sale Agreements shall be in full force and effect at the related Option Closing Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives, the Forward Sellers and the Forward Purchasers or their respective counsel, this Agreement and all obligations of the Underwriters, the Forward Sellers and the Forward Purchasers hereunder may be canceled at, or at any time prior to, the First Closing Date, or with respect to any Option Shares the related Option Closing Date by the Representatives, the Forward Sellers and the Forward Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

B. Conditions to the Obligations of the Company and the Forward Sellers. The obligations of the Company or the Forward Sellers, as applicable, to sell and deliver the Shares at each Closing Date are subject to the condition that prior to each such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Underwriters, the Forward Sellers or the Forward Purchasers, threatened and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

If this condition shall not have been fulfilled, this Agreement and all obligations of the Company or the Forward Sellers, as applicable, hereunder may be cancelled on or at any time prior to, with respect to the Firm Shares, the First Closing Date or, with respect to any Option Shares, the related Option Closing Date by the Company or the Forward Sellers, as applicable. Notice of such cancellation shall be given to the Underwriters, the Forward Sellers and the Forward Purchasers in writing or by telephone, or facsimile transmission confirmed in writing, as set forth in Section 12 hereof.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett, counsel for the Underwriters, at 425 Lexington Avenue, New York, NY 10017, on such Closing Date.

7. Reimbursement of Underwriters’, the Forward Sellers’ and the Forward Purchasers’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters or any Forward Seller set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters, the Forward Sellers and the Forward Purchasers severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser, their respective directors, officers, affiliates and employees and each person who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Shares, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus or any “non-deal” road show prior to the launch of the offering (each, a “Non-Prospectus Road Show”) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) the first sentence of the first paragraph of text under the caption “Underwriting (Conflicts of Interest) – Other Relationships” (ii) the fourth paragraph under “Underwriting (Conflicts of Interest)” and (iii) the second paragraph of text under the caption “Underwriting (Conflicts of Interest) – Other Relationships” in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters, the Forward Sellers or the Forward Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and by the indemnifying party on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, as applicable, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers shall be deemed to be in the same proportion as (A) in the case of the Company, the net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, assuming, in each case, Physical Settlement (as defined therein) on the Effective Date (as defined therein)), (B) in the case of the Underwriters, the difference between (x) the aggregate price to the public received by the relevant Underwriter from the sale of the Shares and (y) the aggregate price paid by such Underwriter for the Shares pursuant to this Agreement, and (C) in the case of the Forward Sellers and the Forward Purchasers, the aggregate Spread (as defined in the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) received by the relevant Forward Purchaser under its Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Seller, bear to the aggregate offering price of the Shares as set forth in the Prospectus, plus such Spread (net of such costs). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the indemnified person on the one hand or the indemnifying person on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discount and commission received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and in no event shall any Forward Seller and/or Forward Purchaser be required to contribute any amount in excess of the aggregate Spread under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be, net of any costs associated therewith, as reasonably determined by such Forward Seller or Forward Purchaser, as the case may be. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter, Forward Purchaser or Forward Seller within the meaning of either the Securities Act or the Exchange Act and each director, officer and employee of an Underwriter, Forward Purchaser or Forward Seller shall have the same rights to contribution as such Underwriter, Forward Purchaser or Forward Seller and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Borrowed Firm Shares set forth opposite their names in Schedule II hereto bears to the aggregate amount of

Borrowed Firm Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter, the Company or the Forward Sellers. In the event of a default by any Underwriter as set forth in this Section 9, the relevant Closing Date shall be postponed for such period, not exceeding seven (7) Business Days, as the Representatives or the Company shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Forward Sellers and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement (or, with respect to an Option Closing Date, the obligation of the Underwriters to purchase, and the Forward Sellers or Company, as applicable, to sell, the related Option Shares) shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company, the Forward Sellers and the Forward Purchasers prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities , (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by any Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters, the Forward Sellers and of the Forward Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, any Forward Seller, any Forward Purchaser or any of the officers, directors, employees, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and:

(a) if sent to the Forward Sellers or the Forward Purchasers, will be mailed, delivered or telefaxed to Citibank, N.A., Corporate Equity Derivatives, 388 Greenwich Street, 6th Floor, New York, New York 10013, and to Bank of America, N.A. Attention: Equity Derivatives and Bank of America, N.A. at c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Rohan Handa, Email: rohan.handa@bofa.com, with a copy to Jonathan Lindabury, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Facsimile: (212) 455-2502;

(b) if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469 and BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: Syndicate Department , Facsimile: (646) 855-3073 with a copy to Attention: ECM Legal, Facsimile: (212) 230-8730, with a copy to Mark Brod, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Facsimile: (212) 455-2502; or,

(c) if sent to the Company, will be mailed, delivered or telefaxed to the address of the Company set forth in the Registration Statement, Attention: General Counsel, 414 Silver Ave. SW, MS 1245, Albuquerque, New Mexico 87102, Facsimile: (505) 241-2368, with a copy to David I. Meyers, Troutman Sanders LLP, 1001 Haxall Point, 15th Floor, Richmond, VA 23219, Facsimile: (804) 698-5176.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Issuance and Sale by the Company.

(a) If in respect of the Forward Sale Agreements and/or any Additional Forward Sale Agreements, as applicable, (i) all the Conditions are not satisfied on or prior to the First Closing Date or, in respect of any Additional Forward Sale Agreement to be entered into pursuant to Section 2(a)(iii) hereof, all the applicable Option Conditions are not satisfied on or prior to the related Option Closing Date, as the case may be, and the relevant Forward Seller elects, pursuant to Section 2(b) or 2(c) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Firm Shares or the Borrowed Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in each Forward Purchaser’s good faith and commercially reasonable judgment its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Option Shares, as applicable, deliverable by such Forward Seller hereunder or (iii) in each Forward Purchaser’s good faith and commercially reasonable judgment its affiliated Forward Seller would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the several Underwriters, pursuant to Section 2(a)(iii) or 2(a)(iv), as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Option Shares, as the case may be, that the Forward Sellers do not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Underwriters shall have the right to postpone the relevant Closing Date for a period not exceeding two (2) Business Days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 15(a) in lieu of Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 15(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) No Forward Seller or Forward Purchaser shall have any liability whatsoever for any Borrowed Shares underlying the Forward Sale Agreements and/or any Additional Forward Sale Agreements, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the applicable Conditions are not satisfied on or prior to the First Closing Date, in the case of Borrowed Firm Shares, or all of the applicable Option Conditions are not satisfied on or prior to the relevant Option Closing Date, in the case of Borrowed Option Shares, and such Forward Seller elects, pursuant to Section 2(b) or 2(c) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Firm Shares or the Borrowed Option Shares (or, in the case of the Borrowed Option Shares, a pro rata portion thereof if the Underwriters’ Option is not exercised in full), as applicable, otherwise deliverable by such Forward Seller, (ii) in each Forward Purchaser’s good faith, commercially reasonable judgment, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Option Shares, as applicable, deliverable by such Forward Seller hereunder or (iii) in each Forward Purchaser’s good faith, commercially reasonable judgment, its affiliated Forward Seller would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so.

16. No Fiduciary Duty. The Company hereby acknowledges that (a) the offering of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, Forward Purchasers and Forward Sellers and any affiliate through which any Underwriter, Forward Purchaser or Forward Seller may be acting, on the other, (b) the Underwriters, Forward Purchasers and Forward Sellers are acting as principal and not as an agent, financial advisor or fiduciary of the Company or any other person and (c) the Company’s engagement of the Underwriters, the Forward Purchasers and the Forward Sellers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. None of the Underwriter, the Forward Sellers or the Forward Purchasers is advising the Company or any other person as to any legal, tax, accounting or regulatory matters in any jurisdiction. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters, the Forward Purchasers or the Forward Sellers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters, the Forward Purchasers or the Forward Sellers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, the Forward Sellers, the Forward Purchasers or any of them, with respect to the subject matter hereof (other than, for the avoidance of doubt, the Forward Sale Agreements and any Additional Forward Sale Agreements).

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the several Forward Sellers, the several Forward Purchasers and the several Underwriters.

Very truly yours,

PNM Resources, Inc.

By:	/s/ Joseph D. Tarry
Name: Joseph D. Tarry
Title: Vice President, Controller and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date

specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Amit Vasani
Name: Amit Vasani
Title: Managing Director

For itself and the other several

Underwriters named in Schedule II to

the foregoing Agreement.

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date

specified in Schedule I hereto.

BofA Securities, Inc.

By:	BofA Securities, Inc.

By:	/s/ Paul Bjorneby
Name: Paul Bjorneby
Title: Managing Director

For itself and the other several

Underwriters named in Schedule II to

the foregoing Agreement.

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date

specified in Schedule I hereto.

Citigroup Global Markets Inc.,
Acting in its capacity as Forward Seller

By:	/s/ Amit Vasani
Name: Amit Vasani
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date

specified in Schedule I hereto.

BofA Securities, Inc.
Acting in its capacity as Forward Seller

By:	/s/ Paul Bjorneby
Name: Paul Bjorneby
Title: Managing Director

[Signature Page to Underwriting Agreement]

Citibank, N.A.,

Acting in its capacity as Forward Purchaser,

solely as the recipient and/or beneficiary of

certain representations, warranties,

covenants and indemnities set forth in this

Agreement

By:	/s/ Amit Vasani
Name: Amit Vasani
Title: Managing Director

[Signature Page to Underwriting Agreement]

Bank of America, N.A.,

Acting in its capacity as Forward Purchaser,

solely as the recipient and/or beneficiary of

certain representations, warranties,

covenants and indemnities set forth in this

Agreement

By:	/s/ Paul Bjorneby
Name: Paul Bjorneby
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated January 7, 2020

Closing Date, Time and Location: January 10, 2020 at 10:00 a.m. at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017

Date referred to in Section 5.A(g) after which the Company may offer or sell securities issued by the Company without the consent of the Representatives: March 7, 2020

I-1

SCHEDULE II

Underwriters	Number of Borrowed Firm Shares to be Purchased from Citigroup	Number of Borrowed Firm Shares to be Purchased from BofA Securities
Citigroup Global Markets Inc.	1,988,938	0
BofA Securities, Inc.	0	1,299,482
Wells Fargo Securities, LLC	358,836	358,836
Evercore Group L.L.C.	325,151	325,152
BTIG, LLC	2,915	140,806
KeyBanc Capital Markets Inc.	2,915	140,806
Morgan Stanley & Co. LLC	2,915	140,806
MUFG Securities Americas Inc.	2,915	140,806
RBC Capital Markets, LLC	2,915	140,806

Total	2,687,500	2,687,500

II-1

SCHEDULE III

Pricing Information

Number of Shares Offered: 5,375,000 Shares (plus 806,250 Option Shares)

III-1

SCHEDULE IV

Schedule of Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

None.

IV-1

SCHEDULE V

List of all subsidiaries of the Company

1.	Avistar Enterprises, Inc.

2.	Bellamah Holding Company

3.	Luna Power Company, LLC

4.	Meadows Resources, Inc.

5.	New Mexico PPA Corporation

6.	NM Renewable Development, LLC (50% owned)

7.	NMRD Data Center, LLC (wholly-owned by NM Renewable Development, LLC)

8.	NMRD Data Center II, LLC (wholly-owned by NM Renewable Development, LLC)

9.	NMRD Data Center III, LLC (wholly-owned by NM Renewable Development, LLC)

10.	NMRD Data Center II-Britton, LLC (wholly-owned by NMRD Data Center II, LLC)

11.	NMRD Data Center III-Encino, LLC (wholly-owned by NMRD Data Center III, LLC)

12.	PNMR Development and Management Corporation

13.	PNMR Services Company

14.	Public Service Company of New Mexico

15.	Republic Holding Company

16.	Sunbelt Mining Company, Inc.

17.	Texas-New Mexico Power Company

18.	TNP Enterprises, Inc.

19.	TNP Operating Company

V-1

Exhibit A

Form of Lock-Up Agreement

[Logo of PNM Resources, Inc.]

Lock-up Letter

January 7, 2020

Citigroup Global Markets Inc.

BofA Securities, Inc.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), by and among PNM Resources, Inc., a New Mexico corporation (the “Company”), Citibank, N.A. and Bank of America, N.A. as Forward Purchasers, Citigroup Global Markets Inc. and BofA Securities, Inc. as Forward Sellers and each of you as representatives of a group of Underwriters named therein, relating to the confirmations to be the entered into between the Company and each of Citibank, N.A. and Bank of America, N.A., providing for an underwritten public offering of Common Stock, no par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and BofA Securities, Inc. on behalf of the Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such

A-1

transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (such period, the “Lock-up Period”), other than:

(a) shares of Common Stock disposed of as bona fide gifts, by will, by intestate successor or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death; provided that, in the case of any such transfer, it shall be a condition to such transfer that each transferee shall sign and deliver a lock-up letter substantially in the form of this lock-up letter; and provided, further, that in the case of such transfer, it shall be a condition to such transfer that (i) any such transfer shall not involve a disposition for value; and (ii) no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period.

(b) shares of Common Stock deemed sold to the Company upon a cashless exercise of options or to satisfy tax withholding obligations in connection with the vesting of equity awards or otherwise deemed sold or transferred to the Company in connection with the issuance of shares pursuant to any employee benefit plans or other employee, executive or director compensation plan or the Company’s Direct Plan; provided, however, that in any such case the shares of capital stock issued upon exercise or settlement shall remain subject to the provisions of this lock-up letter and any Form 4 filed in accordance with Section 16 of the Exchange Act in connection with any such exercise or settlement will include a footnote disclosing that the filing relates to the exercise of a stock option or warrant or settlement of restricted stock units, as applicable (including a net exercise or a settlement for the purpose of satisfying tax withholding obligations, as applicable);

If for any reason the Underwriting Agreement shall be terminated prior to the First Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

A-2

Yours very truly,

By:
Name:
Title: